Exhibit 4.3
REGISTRATION RIGHTS
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated October 16, 2007 to be effective as of October 1, 2007, and is between Home Solutions of America, Inc., a Delaware corporation (“Home Solutions”), and Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”)
WHEREAS, Home Solutions and Laurus are parties to that certain Release Agreement of even date herewith pursuant to which Home Solutions has issued to Laurus 2,000,000 shares of Common Stock (as defined below), subject to adjustment as set forth therein (the “Release Shares”); and
WHEREAS, Home Solutions and Laurus are parties to that certain Stock Purchase Agreement of even date herewith pursuant to which Home Solutions has agreed to sell to Laurus 1,000,000 shares of Common Stock, subject to adjustment as set forth therein (the “SPA Shares”); and
WHEREAS, Home Solutions has agreed to grant Laurus registration rights with respect to the Release Shares and the SPA Shares on the terms and conditions set forth in this Agreement:
NOW, THEREFORE, the parties agree as follows:
ARTICLE I
DEFINITIONS
The terms defined in this Article I shall have for all purposes of this Agreement the respective meanings set forth below:
“Common Stock” shall mean the Common Stock, $0.001 par value, of Home Solutions, and any other class of capital stock of Home Solutions that is duly authorized and issued from time to time that does not have preferential rights as to dividends or distributions of Home Solutions’ assets over any other class of capital stock of Home Solutions, including any shares issued in exchange for shares of Common Stock upon any recapitalization by Home Solutions.
“Exchange Act” shall mean the Securities Exchange Act of 1934.
“Lock-Up Period” shall mean the period covered by that certain Lock-Up Agreement of even date herewith to which Laurus is a party.
“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus not misleading.

“Person” shall mean a natural person, partnership, corporation, business trust, association, joint venture or other entity or a government or agency or political subdivision thereof.
“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.
“Registrable Securities” shall mean (a) the Release Shares, (b) the SPA Shares, and (c) any security issued or issuable with respect to the Release Shares or the SPA Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, that any such share or security shall be deemed to be Registrable Security only if and so long as it is a Transfer Restricted Security.
“Registration” shall mean a “piggyback registration” described in Section 2.1 hereof.
“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:
(1) all registration and filing fees (including fees with respect to filings required to be made with the National Association of Securities Dealers, Inc.) and any securities exchange on which the Common Stock is then listed;
(2) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);
(3) printing, messenger, telephone and delivery expenses;
(4) reasonable fees and disbursements of counsel for Home Solutions; and
(5) reasonable fees and disbursements of all independent certified public accountants of Home Solutions incurred specifically in connection with such Registration.
“Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement, other than any registration statement on Form S-8 or Form S-4.
“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933.
“Transfer Restricted Security” shall mean an issued and outstanding security that has not been sold to or through a broker, dealer or underwriter in a public distribution or other public securities transaction or sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Rule 144 promulgated thereunder (or any successor rule other than Rule 144). A security shall cease being a Transfer Restricted Security if (i) all stop transfer instructions or notations and restrictive legends with respect to such security are eligible to be removed, and (ii) Laurus has received an opinion of counsel to Home Solutions, to the effect that such shares in Laurus’s hands are freely transferable in any public or private transaction without registration under the Securities Act (or Laurus has waived receipt of such opinion).
“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of Home Solutions are sold to an underwriter for distribution to the public.
ARTICLE II
REGISTRATIONS
2.1 Piggyback Registration.
(a) Each time Home Solutions decides to file a registration statement under the Securities Act with respect to the Common Stock, including any registration statement filed on behalf of stockholders of Home Solutions exercising registration rights granted by Home Solutions with respect to such shares of Common Stock, Home Solutions shall promptly give written notice thereof to Laurus. Laurus shall have the right to include all or a portion of the Registrable Securities in any such registration declared effective by the SEC following the Lock-Up Period by delivering a written request therefor to Home Solutions within ten (10) business days of its receipt of the notice.
(b) If it is determined, in the good faith judgment of the managing underwriter in any Underwritten Offering, that the inclusion of all of the shares of Registrable Securities, and any other Common Stock requested to be registered by third parties holding similar registration rights, would interfere with the successful marketing of a smaller number of such shares, then the number of Registrable Securities and other Common Stock to be included in the Underwritten Offering shall be reduced as provided herein. Home Solutions shall advise Laurus promptly of the underwriters’ decision, and the number of shares or securities that are entitled to be included in the Underwritten Registration shall be allocated (i) first to Home Solutions for securities being sold for its own account and (ii) thereafter as set forth in Section 2.2 below. If any Person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from Home Solutions or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration, or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, Home Solutions shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 2.2 below.
2.2 Registration Cutback. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of Home Solutions (including shares of Common Stock issued or issuable upon conversion of any currently unissued securities of Home Solutions) with registration rights (the “Other Shares”) requested to be included in a registration on behalf of Laurus or other selling stockholders cannot be so included as a result of limitations on the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among Laurus and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of Registrable Securities and Other Shares that would be held by Laurus and other selling stockholders, assuming conversion or exercise of all convertible securities. If Laurus or any other selling stockholders do not request inclusion of the maximum number of Registrable Securities and Other Shares allocated to him or it pursuant to the above-described procedure, the remaining portion of such stockholder’s allocation shall be reallocated among those other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of Registrable Securities and Other Shares that would be held by Laurus and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the Registrable Securities and Other Shares that may be included in the registration on behalf of Laurus and other selling stockholders have been so allocated.
ARTICLE III
COMPANY PROCEDURES
3.1 General Procedures. If and whenever Home Solutions is required to register Registrable Securities, Home Solutions will use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto Home Solutions will as expeditiously as possible:
(a) include such Registrable Securities in the applicable registration statement as soon as practicable, and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until the Registrable Securities covered by such Registration Statement have been sold;
(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by Laurus or any underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by Home Solutions or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;
(c) deliver to Laurus and the underwriters, if any, without charge, as many copies of each Prospectus (and each preliminary Prospectus) as such Persons may reasonably request and a reasonable number of copies of the then-effective Registration Statement and any post-effective amendments thereto and any supplements to the Prospectus, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);
(d) prior to any public offering of Registrable Securities, (i) register or qualify or cooperate with the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as Laurus or such underwriters may designate in writing and (ii) do anything else necessary or advisable at its sole cost and expense to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that Home Solutions shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;
(e) cause all such Registrable Securities to be listed on each securities exchange or automated quotation system at its sole cost and expense on which similar securities issued by Home Solutions are then listed;
(f) provide a transfer agent and registrar at its sole cost and expense for all such Registrable Securities not later than the effective date of such Registration Statement;
(g) advise each Home Solutions of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement, or the initiation or threatening of any proceeding for such purpose, and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and
(h) notify Laurus, at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by Home Solutions. It is acknowledged by Laurus that Laurus will bear all incremental selling expenses relating to the sale of the Registrable Securities, such as underwriters’ commissions and discounts, brokerage fees, underwriter marketing costs and all fees and expenses of any legal counsel representing Laurus.
3.3 Requirements for Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering for equity securities of Home Solutions pursuant to a Registration initiated by Home Solutions hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by Home Solutions, and (b) completes and executes all questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements.
3.4 Suspension of Sales. Upon receipt of written notice from Home Solutions that a Registration Statement or Prospectus contains a Misstatement, Laurus shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that Home Solutions hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by Home Solutions that the use of the Prospectus may be resumed.
3.5 Reporting Obligations. As long as any Laurus shall own Registrable Securities, Home Solutions, at all times while it shall be reporting under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Home Solutions after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish Laurus with true and complete copies of all such filings. Home Solutions further covenants that it will take such further action as Laurus may reasonably request, all to the extent required from time to time to enable Laurus to sell shares of Common Stock held by Laurus without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (“Rule 144”), including providing any legal opinions. Upon the request of Laurus, Home Solutions shall deliver to Laurus a written certification of a duly authorized officer as to whether it has complied with such requirements.
3.6 Indemnification.
(a) Home Solutions agrees to indemnify, to the extent permitted by law, Laurus, its officers and directors and any Person who controls Laurus (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Home

Solutions by Laurus expressly for use therein or by Laurus’s failure to deliver a copy of the Registration Statement or Prospectus or any amendments or supplements thereto after Home Solutions has furnished Laurus with a sufficient number of copies of the same. Home Solutions will indemnify the underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of Laurus.
(b) In connection with any Registration Statement, Laurus will furnish to Home Solutions in writing such information and affidavits as Home Solutions reasonably requests for use in connection with any such Registration Statement or related Prospectus and, to the extent permitted by law, will indemnify Home Solutions, its directors and officers and agents and each Person who controls Home Solutions (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by Laurus expressly for use therein; provided, that the liability of Laurus in regard to Registrable Securities will be in proportion to and limited to the gross amount received by Laurus from the sale or Registrable Securities pursuant to such Registration Statement. Laurus will indemnify the underwriters, their officers, directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to indemnification of Home Solutions.
(c) Any person entitled to indemnification herein will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) unless, in such indemnified party’s reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless, in the reasonable judgment of any indemnified party or the counsel, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities. Home Solutions and Laurus agree to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event Home Solutions’ or Laurus’s indemnification is unavailable for any reason.
3.7 Restrictions on Public Sales. In consideration of the agreements contemplated herein, Laurus further agrees that if Home Solutions or the managing underwriters so request in connection with any underwritten registration of Home Solutions’ securities, Laurus will not, without the prior written consent of Home Solutions or such underwriters, effect any (a) sale of the Registrable Securities to the public pursuant to a public offering or otherwise or (b) other distribution of any equity securities of Home Solutions, including any sale pursuant to Rule 144 (each of clauses (a) and (b) preceding, a “Prohibited Sale”), during the seven (7) days prior to, and during the one hundred eighty (180) day period commencing on, the effective date of such underwritten registration, except in connection with such underwritten registration; provided, that the restrictions regarding a Prohibited Sale shall not apply to restrict the sale by any stockholder who, together with any of its Affiliates, as such term is defined in the Securities Act, holds less than one percent (1.0%) of the Common Stock on a fully diluted basis.
ARTICLE IV
MISCELLANEOUS
4.1 Notices. All notices and other communications provided for or permitted hereunder shall be made in accordance with the notice provisions contained in the Purchase Agreement.
4.2 Successors and Assigns; Assignability. The rights granted under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Laurus. No rights under this Agreement may be assigned by Laurus without the prior written consent of Home Solutions.
4.3 GOVERNING LAW; VENUE. NOTWITHSTANDING THE PLACE WHERE THE PURCHASE AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO THIS AGREEMENT AS AMONG DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF SUCH JURISDICTION. VENUE FOR ANY ACTION TO ENFORCE, INTERPRET OR RESOLVE ANY DISPUTE WITH RESPECT TO ANY PROVISION OF THIS AGREEMENT SHALL BE EXCLUSIVELY IN DALLAS COUNTY, TEXAS, AND ALL PARTIES HERETO AGREE THAT ANY LITIGATION DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT MUST BE BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT JURISDICTION WITHIN SUCH COUNTY AND STATE. EACH OF THE PARTIES FURTHER ACKNOWLEDGE THAT SUCH VENUE IS APPROPRIATE AND AGREE NOT TO RAISE ANY ARGUMENT THAT SUCH VENUE IS IN ANY WAY UNDULY INCONVENIENT FOR ANY OF THEM, WITH THEIR EXECUTION HEREOF BEING EVIDENCE OF THEIR AGREEMENT TO SUBMIT TO THE JURISDICTION OF SUCH COURTS.

4.4 Amendments and Modifications. Upon the written consent of Laurus, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be modified. No course of dealing between Laurus or Home Solutions and any other party, or any failure or delay on the part of Laurus or Home Solutions in exercising any rights or remedies under this Agreement, shall operate as a waiver of any rights or remedies of Laurus or Home Solutions. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.
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Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties are executing this Agreement on the date set forth in the introductory clause.

HOME SOLUTIONS OF AMERICA, INC.
By:	/s/ Jeff Mattich
	Name:	Jeff Mattich
	Title:	Chief Financial Officer

LAURUS MASTER FUND, LTD.

By:	Laurus Capital Management, LLC,
its investment manager

By:	/s/ Scott Bluestein
	Name:	Scott Bluestein
	Title:	Authorized Signatory

SIGNATURE PAGE TO
REGISTRATION RIGHTS AGREEMENT